UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008 (January 25, 2008)

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 25, 2008, the Registrant, through a newly formed wholly owned subsidiary, acquired the 43% interest in Isle of Capri Black Hawk, L.L.C. not previously owned by the Registrant, for the previously announced purchase price of $64.6 million.  The Company’s Black Hawk, Colorado operations, consisting of the Isle of Capri-Black Hawk and Colorado Central Station, are now wholly owned by the Registrant.  A copy of the Registrant’s press release announcing the acquisition is attached hereto as Exhibit 99.1.

In connection with the transaction, the Registrant repaid in full the entire $185.7 million outstanding amount of Isle of Capri Black Hawk’s stand-alone credit facility, with borrowings under the Registrant’s corporate credit facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 25, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: January 31, 2008	By:	/s/ Dale R. Black
	Name:	Dale R. Black
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 25, 2008